UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2016

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421
(Address of principal executive offices, including Zip Code)

(781) 761-4646
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On September 21, 2016, T2 Biosystems, Inc., a Delaware corporation (the “Company”), entered into a (a) Stock Purchase Agreement (the “Purchase Agreement”), (b) Voting and Standstill Agreement (the “Voting and Standstill Agreement”) and (c) Registration Rights Agreement (the “Registration Rights Agreement” and, together with the Purchase Agreement and Voting and Standstill Agreement, the “Agreements”) with Canon U.S.A., Inc., a New York corporation (“Canon”).

Stock Purchase Agreement

Pursuant to the Purchase Agreement, on September 21, 2016, the Company sold 6,055,341 shares of its common stock, par value $0.001 per share (the “Common Stock”), to Canon for an aggregate cash purchase price of $39,723,036.96, or $6.56 per share of Common Stock. The shares purchased by Canon represent 19.9% of the outstanding shares of the Company as of September 21, 2016 immediately after giving effect to the sale of such shares by the Company to Canon.

Voting and Standstill Agreement

Pursuant to the Voting and Standstill Agreement, until September 21, 2018 (the “Standstill Period”), Canon will be bound by certain “standstill” provisions which generally will prevent it and certain affiliates (together, the “Standstill Parties”) from (i) purchasing outstanding shares of Common Stock or Common Stock equivalents in excess of 19.9% of the outstanding shares of Common Stock, (ii) making, encouraging or supporting a third-party tender offer, (iii) calling a meeting of the Company’s stockholders, (iv) nominating for election to the Company’s board of directors (the “Board”) a person whose nomination has not been approved by a majority of the Company’s Board, (v) soliciting proxies in opposition to the recommendation of the Board, (vi) depositing shares of Common Stock in a voting trust or subjecting any such shares to any voting arrangement with third parties, (vii) otherwise acting or seeking to control the Board or the management or policies of the Company, (viii) assisting or working with a third party with respect to such actions or (ix) publicly requesting or proposing in writing that the Company amend or waive any of these limitations.

Notwithstanding the foregoing provisions of the Voting and Standstill Agreement, the Standstill Parties may (i) submit a nonpublic proposal related to a tender offer, exchange offer, merger, consolidation, acquisition, sale, business combination, recapitalization or other extraordinary transaction involving the Company (an “Acquisition Proposal”) to the Company or the Board and (ii) following any third-party Acquisition Proposal that is publicly disclosed or announced, submit an alternate Acquisition Proposal, including any requests for the Company to waive the standstill provisions of the Voting and Standstill Agreement, to the Company, Board or stockholders of the Company, or take any other action, whether or not otherwise prohibited by the standstill provisions, in connection with such alternate Acquisition Proposal.

In addition, during the Standstill Period, subject to the terms and conditions of the Voting and Standstill Agreement, the Company agreed to use commercially reasonable efforts to provide the Standstill Parties the opportunity to participate in private placements or registered public offerings of the Company’s equity securities up to the lesser of (i) the Standstill Parties’ pro rata portion of the securities being offered and (ii) 19.9% of the outstanding shares of Common Stock after the closing of such offering.

Until March 21, 2018 (the “Lock-Up Period”), Canon has also agreed not to transfer or dispose of any shares of Common Stock , except (i) to its controlled affiliates or to a parent holding company that become bound by the Voting and Standstill Agreement, or (ii) in a tender offer, merger, consolidation, recapitalization or similar transaction approved by a majority of the Board. Following the expiration of the Lock-Up Period, for so long as the Standstill Parties beneficially own at least five million shares of Common Stock or such lesser number which then constitutes at least 10% of the outstanding shares of Common Stock (the “Ownership Threshold”), Canon has agreed not to transfer or dispose of any shares of Common Stock, except (i) to the Company; (ii) to its controlled affiliates or to a parent holding company that become bound by the Voting and Standstill Agreement; (iii) in a tender offer, merger, consolidation, recapitalization or similar transaction approved by a majority of the Board or other change of control transaction approved by the Board; (iv) pursuant to a registered public offering in accordance with the Registration Rights Agreement; (v) pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities

Act”); or (vi) pursuant to privately negotiated sales in transactions exempt from the registration requirements of the Securities Act; provided, that Canon may not make any sales of Common Stock to a person or entity Canon knows is a competitor of the Company (other than to its controlled affiliates or to a parent holding company that become bound by the Voting and Standstill Agreement).

For so long as the Standstill Parties meet the Ownership Threshold, Canon has agreed generally to vote its shares in accordance with the recommendation of a majority of the Board except with respect to change of control transactions.

For so long as the Standstill Parties meet the Ownership Threshold, the Company has agreed to give Canon certain Board designation rights and to initially appoint Seymour Liebman, Executive Vice President, Chief Administrative Officer and General Counsel of Canon, as a Class I director on the Board, and to nominate Mr. Liebman or another Canon designee for election and reelection to such position, provided in each case that such Canon designee is reasonably acceptable to the nominating and governance committee of the Board.   The Company has the right to terminate this Board nomination provision upon the uncured material breach by Canon or its affiliates of the standstill provisions of the Voting and Standstill Agreement.

The rights and restrictions applicable to Canon under the Voting and Standstill Agreement are subject to termination upon the mutual written agreement of the Company and Canon or the occurrence of a change of control of the Company.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, on or before March 21, 2017, the Company has agreed to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 for purposes of registering the resale of Canon’s shares of Common Stock or, if the Company is not at such time eligible for the use of Form S-3, on or before June 21, 2017, prepare and file a registration statement on Form S-1 or alternative form that permits the resale of Canon’s shares with the Commission. The Company has also agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by September 21, 2017, if the Company is eligible to use Form S-3, or by December 21, 2017, if the Company is not eligible to use Form S-3.

The Company has also agreed, among other things, to indemnify Canon, its controlling persons and their officers, directors, partners, members, stockholders, employees and agents  under the registration statement from certain liabilities and to pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, Voting and Standstill Agreement, and Registration Rights Agreement, which are filed as Exhibits 10.1, 10.2, and 10.3 to this Current Report on Form 8-K.

As previously disclosed, on February 3, 2015, the Company entered into a Co-Development Partnership Agreement (the “Co-Development Agreement”) with an affiliate of Canon, Canon U.S. Life Sciences, Inc. (“Canon US Life Sciences”), to develop a diagnostic test panel to rapidly detect Lyme disease.  Under the terms of the Co-Development Agreement, the Company received an upfront payment of $2.0 million from Canon US Life Sciences and may be eligible to receive an additional $6.5 million of consideration upon achieving certain development and regulatory milestones for total aggregate payments of up to $8.5 million.  In October 2015, the Company achieved a specified technical requirement and received $1.5 million related to the achievement of the milestone.  The Company is eligible to receive an additional $5.0 million under the arrangement, in two milestone payments of $2.0 million and $3.0 million, related to the achievement of additional development and regulatory milestones. The Company retains exclusive worldwide commercialization rights of any products developed under the Co-Development Agreement, including sales, marketing and distribution and Canon US Life Sciences will not receive any commercial right and will be entitled to only receive royalty payments on the sales of all products developed under the Co-Development Agreement.

Item 3.02      Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated in this Item 3.02 by reference, the Company sold an aggregate of 6,055,341 shares of Common Stock to Canon pursuant to the Purchase Agreement. The offer, sale, and issuance of the shares are exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The recipient of securities in this transaction has acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

d)

Under the terms of the Voting and Standstill Agreement, the Board elected Seymour Liebman, Executive Vice President, Chief Administrative Officer and General Counsel of Canon, as a director, effective on September 21, 2016, filling an existing vacancy on the Board.  Mr. Liebman will hold office as a Class I director of the Company until the Company’s annual meeting of stockholders in 2018.  Mr. Liebman was not appointed to any committees of the Board.

In addition to his role as an executive officer of Canon, Mr. Liebman is also an officer and/or director of many of Canon’s affiliated entities, including Canon US Life Sciences.

Mr. Liebman will be compensated for his service as a director pursuant to the Company’s non-employee director compensation policy as described in the Company’s definitive proxy statement on Schedule 14A filed by the Company on April 29, 2016. In connection with his appointment, the compensation committee of the Board granted Mr. Liebman an option to purchase 66,176 shares of Common Stock, at an exercise price per share equal to $6.50, the closing price of a share of Common Stock on the NASDAQ Global Market on September 21, 2016.  Pursuant to the Voting and Standstill Agreement, Mr. Liebman is entitled to the same level of directors’ and officers’ indemnity insurance coverage and indemnity and exculpation protection (including under the Company’s form of indemnification agreement for directors and officers) as the other members of the Board.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 22, 2016, the Company issued a press release regarding the Agreements and Mr. Liebman’s election to the Board.  A copy of the press release is furnished as Exhibit 99.1 to this report.  The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1#	Stock Purchase Agreement, dated September 21, 2016, by and among Canon

U.S.A., Inc. and the registrant

10.2	Voting and Standstill Agreement, dated September 21, 2016, by and among Canon U.S.A., Inc. and the registrant

10.3	Registration Rights Agreement, dated September 21, 2016, by and among Canon U.S.A., Inc. and the registrant

99.1	Press release dated September 22, 2016

#

The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, Canon, or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2016	T2 BIOSYSTEMS, INC.

	By:	/s/ John McDonough
John McDonough
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1#	Stock Purchase Agreement, dated September 21, 2016, by and among Canon U.S.A., Inc. and the registrant

10.2	Voting and Standstill Agreement, dated September 21, 2016, by and among Canon U.S.A., Inc. and the registrant

10.3	Registration Rights Agreement, dated September 21, 2016, by and among Canon U.S.A., Inc. and the registrant

99.1	Press release dated September 22, 2016

#

The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, Canon, or the transactions described in this Current Report on Form 8-K.